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EXHIBIT 11

                                 GRANCARE, INC.

                      COMPUTATION OF NET INCOME PER SHARE
          (Dollars and Shares in Thousands, Except Per Share Amounts)

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                                                           Three months ended
                                                                March 31,
                                                             1996      1995
                                                           -------   -------
Primary
 Average shares outstanding..............................   23,149    23,032
 Net effect of conversion of stock options (a)...........      405       512
 Net effect of conversion of warrants (a)................      231       578
                                                           -------   -------

               Total.....................................   23,785    24,122
                                                           =======   =======

 Net income..............................................  $ 6,590   $ 6,079
                                                           =======   =======

 Net income per common share.............................  $  0.28   $  0.25
                                                           =======   =======

Fully diluted............................................

 Average shares outstanding..............................   23,149    23,032
 Net effect of conversion of stock options (a)...........      600       558
 Net effect of conversion of warrants (a)................      245       583
 Net effect of conversion of convertible securities (b)..    2,330      ----
                                                           -------   -------
               Total.....................................   26,324    24,173
                                                           =======   =======

Net income...............................................  $ 6,590   $ 6,079
Interest on convertible securities - net of tax..........      636      ----
                                                           -------   -------
                                                           $ 7,226   $ 6,079
                                                           =======   =======

Net income per common share..............................  $  0.28   $  0.25
                                                           =======   =======


(a) Computed using the treasury stock method
(b) Computed using the "if-converted" method
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